UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri	63376
(Address of principal executive offices)	(Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

Information required by this Item 2.02 is set forth below in Item 8.01 and incorporated herein by reference.

Item 8.01.	Other Events.

On February 4, 2010, MEMC Electronic Materials, Inc. (the “Company”) issued a press release setting forth guidance for calendar 2010. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1. Also furnished as Exhibit 99.2 to this Form 8-K is a slide presentation related to the 2010 guidance presented on February 4, 2010 at the Capital Markets Day being hosted by the Company in New York City for financial analysts and institutional investors. Interested parties are invited to listen to the event via a live internet broadcast on the Company’s website at www.memc.com beginning at 9:00 a.m. Eastern Time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits	Item

99.1	Press release dated February 4, 2010 furnished with this Report.

99.2	Slide presentation furnished with this Report (2010 guidance, Capital Markets Day).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: February 4, 2010	By:	/S/ TIMOTHY C. OLIVER
	Name:	Timothy C. Oliver
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Item

99.1	Press release dated February 4, 2010 furnished with this Report.

99.2	Slide presentation furnished with this Report (2010 guidance, Capital Markets Day).

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